Exhibit 4.3

AMENDMENT TO

WARRANT AGREEMENT

THIS AMENDMENT is made this              day of                     , 2005, by and among Southern Commerce Bancorp, Inc., a Virginia corporation (the “Company”), and the undersigned (“Warrant Holder”), a party to a warrant agreement dated                     , 2004 (the “Warrant Agreement”), as follows:

1. The Warrant Holder hereby agrees that the following language shall be inserted as Section 10 to the Warrant Agreement:

“10. Notwithstanding any provision of this Warrant Agreement or any Warrant Certificate to the contrary, the Warrants shall expire, to the extent not exercised, within 45 days following the receipt of notice from the Bank’s primary federal regulator (“Regulator”) that (i) the Bank has not maintained its minimum capital requirements (as determined by the Regulator); and (ii) the Regulator is requiring exercise or forfeiture of the Warrants. Upon receipt of such notice from the Regulator, the Company shall promptly notify each Warrant Holder that he must exercise the Warrants granted to him prior to the end of the 45-day period or such earlier period as may be specified by the Regulator or forfeit such Warrant(s). In case of forfeiture, no Warrant Holder shall have any cause of action, of any kind or nature, against the Company, the Bank or any of their respective officers or directors with respect to the forfeiture. In addition, the Company shall not be liable to any Warrant Holder due to the failure or inability of the Company to provide adequate notice to the Warrant Holder.”

2. This Amendment modifies the Warrant Agreement only to the extent set forth herein. Except as so modified, the Warrant Agreement remains unchanged and is in full force and effect.

3. This Amendment may be executed in counterparts and a facsimile signature shall be treated as an original for all purposes.

IN WITNESS WHEREOF, the parties have executed this Amendment as of this 18th day of January, 2005.

SOUTHERN COMMERCE BANCORP, INC.

By:
Georgia S. Derrico
Chairman of the Board

WARRANT HOLDERS

By:
Neil J. Call
Warrants for: 10,000 shares

By:
Georgia S. Derrico
Warrants for: 7,500 shares

By:
Michael A Gaffney
Warrants for: 10,000 shares

By:
Charles A. Kabbash
Warrants for: 10,000 shares

FAK Trust

By:
Name:
Warrants for: 10,000 shares

Westhampton Partners Bank 1, LLC

By:
Name:	, President/Manager
Warrants for: 10,000 shares

By:
R. Devon Porter
Warrants for: 5,000 shares

By:
R. Roderick Porter
Warrants for: 7,500 shares

By:
David DeGive
Warrants for: 5,000 shares

2